UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 4, 2007
(May 30, 2007)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza,
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྑ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྑ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
ྑ	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patricia K. Vincent, age 48, will join PNM Resources, Inc. (the “Company”) as President, Utilities effective June 25, 2007. Ms. Vincent will be responsible for the utility operations of Public Service Company of New Mexico and Texas-New Mexico Power Company. Ms. Vincent accepted the Company’s offer of employment on May 30, 2007.

Prior to joining the Company, beginning in October 2005, Ms. Vincent served as the President and Chief Executive Officer of Public Service Company of Colorado (PSCo), a utility subsidiary of Xcel Energy, Inc. Ms. Vincent had responsibility for Colorado operations for 1.2 million gas customers and for 1.3 million electric customers. Xcel Energy is based in Minneapolis, Minnesota and is a major U.S. electric and gas company with annual revenues of $10 billion. Xcel Energy currently operates in eight Western and Midwestern states and provides services to 1.8 million natural gas customers and 3.3 million electric customers.

Ms. Vincent joined New Century Energies (Xcel Energy’s predecessor company) in 1999 as Vice President of Marketing. Upon New Century Energies’ merger with Xcel Energy, in August 2000, Ms. Vincent became Vice President of Marketing and Sales. As of March 2001, Ms. Vincent then served as President of Retail Services. Prior to her current position, Ms. Vincent served as Xcel Energy’s President, Customer and Field Operations from July 2003 to October 2005.

The terms of Ms. Vincent’s employment with the Company include:
(i)	a base salary of $440,000;
(ii)
participation in the 2007 Officer Incentive Plan providing for the opportunity to earn an annual cash bonus of 60% to 120% of Vincent’s annual base salary, contingent upon goal attainment and the Company’s financial performance;

(iii)	participation in the Company’s long-term incentive program, including equity awards; and
(iv)	participation in the Company’s benefit plans and other arrangements for all employees or similarly situated Company executive officers in accordance with their terms.

Ms. Vincent will also receive compensation designed to replace the loss of awards previously granted but not yet realized under plans sponsored by her prior employer including: (i) separate awards of 4,000 stock options and 4,000 restricted stock units in August of 2007, 2008 and 2009 under the Company’s Performance Equity Plan and Stock Option Grant Policy (in addition to any annual awards made in February of each year to all executive officers); (ii) additional discretionary contributions of approximately $369,500 for 2007 and $359,425 for 2008 and for 2009 respectively, to Ms. Vincent’s Company Executive Savings Plan II account; and (iii) the opportunity to earn an additional annual cash incentive bonus of $150,000 to $225,000 in each of 2007, 2008 and 2009 under a separate plan with Ms. Vincent contingent upon achieving certain utility and generation incentive goals. A copy of this new plan will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

Item 8.01 Other Events

It is anticipated that Ms. Vincent will become the President for the other registrants in the consolidated PNM Resources, Inc. group, Public Service Company of New Mexico and Texas-New Mexico Power Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: June 4, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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